UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2011

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

7.01.

Regulation FD Disclosure.

Attached to this Current Report on Form 8-K are copies of two letters from Inland American Real Estate Trust, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “us” and “our”), to our stockholders.  The first letter, attached as Exhibit 99.1 to this Current Report and incorporated by reference into this Item 7.01, notifies stockholders of the amendment and restatement of the our share repurchase program, as described in Item 8.01.  The second letter, attached as Exhibit 99.2 to this Current Report and incorporated by reference into this Item 7.01, notifies stockholders of the cash distribution paid by the Company for the month of February 2011.  These letters are being mailed on or about March 11, 2011.

The information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into the filings of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item

8.01.

Other Events.

Adoption of Amended and Restated Share Repurchase Program

Our board of directors has adopted an Amended and Restated Share Repurchase Program, referred to herein as the “Amended Program,” which will be effective April 11, 2011.  The purpose of the Amended Program is to authorize us to repurchase shares of our common stock, on a quarterly basis, upon the death of the beneficial owners of our shares.  The terms of the Amended Program are summarized below.

Persons Eligible to Request Repurchase.  Under the Amended Program, any of the following parties may request that we repurchase shares upon the death of a beneficial owner: (1) the estate of the beneficial owner; (2) the recipient of the shares through bequest or inheritance; or (3) in the case of the death of a settlor of a trust, the beneficiary of the trust.  All shares requested to be repurchased under the Amended Program must be fully transferable and not be subject to any liens or other encumbrances.

Repurchase Price.  Under the Amended Program, we are authorized to repurchase shares at a price per share equal to 90% of the most recently disclosed estimated per share value of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders, designated as such by the board, of all or a portion of the net proceeds from the sales, the price per share will be reduced by the amount of net sale proceeds per share that constitute a return of capital distributed to stockholders.  Upon effectiveness of the Amended Program and until we next estimate the per share value of our common stock, the current repurchase price per share will be equal to $7.23 per share.

Repurchase Limits.  Our obligation to repurchase any shares under the Amended Program is conditioned upon our having sufficient funds available to complete the repurchase.

Our board has initially reserved $5.0 million per calendar quarter for the purpose of funding repurchases under the Amended Program.  The board, in its sole discretion, may increase or decrease the amount of funds reserved for repurchase; provided that we will send stockholders notice of the change at least thirty calendar days prior to effectuating such change.  In addition, notwithstanding anything to the contrary, at no time during any consecutive twelve month period may the aggregate number of shares repurchased under the Amended Program exceed 5.0% of the aggregate number of issued and outstanding shares of our common stock at the beginning of the twelve month period (the “5.0% Limit”).

In the event that our funds exceed the amount necessary to repurchase shares, we may carry over the excess amount to the subsequent calendar quarters.  If, on the other hand, our funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular quarter, or if the number of shares accepted for repurchase would cause us to exceed the 5.0% Limit, we will repurchase the shares in chronological order, based upon the beneficial owner’s date of death.  If more than one party has requested the repurchase of shares based on the same date of death, we will repurchase shares on a pro rata basis only among those requesting parties.  Any party whose repurchase request has been only partially fulfilled in a particular calendar quarter as the result of insufficient funds or the 5.0% Limit, will then have the remainder of his or her shares repurchased in the immediately following calendar quarter, or quarters, ahead of any requests submitted during that following calendar quarter or quarters, assuming that the 5.0% Limit is not exceeded and that funds are available.  Any other shares that are not repurchased in a particular calendar quarter as the result of insufficient funds or the 5.0% Limit, will be included with all other shares for which we have received repurchase requests in the next calendar quarter in which funds are available, and will be repurchased in the manner of priority described above, unless the party requesting repurchase chooses to withdraw the request pursuant to the provisions described below.

Repurchase Dates, Requests and Withdrawals.  We will effect all repurchases on the day that is five business days prior to the end of each calendar quarter (the “Repurchase Date”).  Within five business days of the Repurchase Date, we will mail the cash proceeds of the repurchase.

To request repurchase, an eligible party must submit a repurchase request, in the form available on our website, www.inlandamerican.com, at least five business days prior to the Repurchase Date.  The request must state the names of the beneficial owner and the party making the request, the date of death of the beneficial owner and the number of shares to be repurchased, and must include evidence of the death of the beneficial owner.   With respect to all repurchase requests based on a date of death occurring on or after April 11, 2011, we will only accept a request received within one calendar year after the date of death.  With respect to all repurchase requests based on a date of death occurring on or after January 1, 2009 and prior to April 11, 2011, we will accept any request received no later than April 11, 2012.  A long as we receive a repurchase request within the time periods set forth above, the request will not be deemed untimely as a result of the shares not having been repurchased by us within those periods.

A party requesting repurchase must notify us in writing of any request to withdraw a pending request.  We will not repurchase shares so long as we has received the written request to withdraw at least five business days prior to the Repurchase Date.

Amendment, Suspension, Termination.  The Amended Program will immediately terminate if our shares are approved for listing on any national securities exchange.  We may amend or modify any provision of the Amended Program, or reject any request for repurchase, at any time in our board’s sole discretion. In the event that we amend, suspend or terminate the Amended Program, however, we will send stockholders notice of the change at least thirty days prior to the change, and we will disclose the change in a report filed with the SEC on either Form 8-K, Form 10-Q or Form 10-K, as appropriate.

The information set forth above with respect to the Amended Program does not purport to be complete in scope and is qualified in its entirety by the full text of the Amended Program, which is filed as Exhibit 99.3 hereto and is incorporated into this Current Report by reference.

Item

9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Inland American Real Estate Trust, Inc. letter to stockholders, dated March 11, 2011

99.2

Inland American Real Estate Trust, Inc. letter to stockholders, dated March 11, 2011

99.3

Amended and Restated Share Repurchase Program, effective April 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	March 11, 2011	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Inland American Real Estate Trust, Inc. letter to stockholders, dated March 11, 2011

99.2

Inland American Real Estate Trust, Inc. letter to stockholders, dated March 11, 2011

99.3

Amended and Restated Share Repurchase Program